UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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CCA Industries, Inc.
(Name of Registrant as Specified in Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Amendment No. 1 (“Amendment No. 1”) is filed to amend the Schedule 14A previously filed by CCA Industries, Inc. (the “Company”) on May 18, 2016 (the “Original Filing”). This Amendment No. 1 is filed solely to revise the first two paragraphs under “Corporate Governance – Board Leadership Structure” in the Original Filing to reflect the Board’s appointment of our independent Lead Director.

The two amended paragraphs are as follows:

The Chairman of the Board of Directors and Chief Executive Officer of the Company is Lance T. Funston. Douglas Haas serves as President and Chief Operating Officer and Stephen A. Heit serves as Executive Vice President, Chief Financial Officer and Corporate Secretary. Christopher Hogg serves as our independent Lead Director and Chairman of the Compensation Committee. Philip Cooley, an independent director, serves as Chairman of the Audit Committee, and S. David Fineman, an independent director, serves as Chairman of the Nominating Committee.

The Board of Directors believes that it is currently in the best interests of the Company and shareholders for the Company’s Chief Executive Officer to serve as Chairman of the Board. Our independent directors bring different perspectives, experience, oversight and expertise from outside the Company while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer also facilitates flow of information between the Board and management. The Board of Directors has also appointed Christopher Hogg to serve as our independent Lead Director. In that role, Mr. Hogg serves as a liaison between the independent directors and our Chairman and Chief Executive Officer, has authority to call all executive sessions and meetings of our independent directors and presides at all such executive sessions and meetings, establishes the agendas for executive sessions and meetings of our independent directors, and performs such other duties and responsibilities as the Board may establish from time to time.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Original Filing. In addition, except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not reflect events occurring after the date of the Original Filing or modify or update disclosures that may have been affected by subsequent events.